Filed pursuant to Rule 424(b)(5)

Registration No. 333-271883

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 24, 2023)

2,764,710 Shares of Common Stock

We are offering up to 2,764,710 shares of our common stock, par value $0.001 per share, to certain accredited investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price per share is $1.70.

In a concurrent private placement, we are also selling to the investors private placement warrants to purchase up to an aggregate of 5,529,420 shares of our common stock at an exercise price of $1.50 per share. The private placement warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933 (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The private placement warrants are exercisable upon issuance and will expire twenty-four months from the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the private placement warrants.

Our common stock is traded on The Nasdaq Capital Market under the symbol “COCP.” On September 12, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.58 per share.

As of September 12, 2025, one-third of the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $4,747,784, which amount is based on 10,274,638 shares of common stock outstanding, of which approximately 7,588,795 shares of common stock were held by non-affiliates, and a per share price of $1.94, which was the last reported sale price of our common stock on August 4, 2025. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold securities with an aggregate value of approximately $159,637 pursuant to General Instruction I.B.6 of Form S-3 (but excluding this offering).

If the aggregate market value of our public float computed pursuant to such instruction equals or exceeds $75 million, then the foregoing one-third limitation on sales will not apply.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering price	$1.70	$4,700,007
Placement agent fees (1)	$0.119	$329,001
Proceeds, before expenses, to us	$1.581	$4,371,006

(1)	We have agreed to pay the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to pay the placement agent a management fee of 1.0% of the aggregate gross proceeds raised in this offering and to pay the placement agent for certain of its expenses. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with the offering and to issue to the placement agent unregistered warrants to purchase a number of shares of common stock equal to 7.5% of the aggregate number of shares of common stock sold in this offering. See “Plan of Distribution” at page S-15 for additional disclosure regarding the placement agent’s compensation.

Delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 15, 2025, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 12, 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated May 24, 2023, included in the registration statement on Form S-3 (No. 333-271883) that was initially filed on May 12, 2023, as amended on May 24, 2023, with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on May 26, 2023. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the placement agent are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of common stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” and “Cocrystal” refer to Cocrystal Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such forward-looking statements include those statements that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words. In particular, these forward-looking statements include, among others, statements about our intended use of proceeds, the development and commercialization of broad-spectrum antiviral drug candidates and their potential qualities and success.

These statements are based on our current expectations and projections and involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus supplement, and the accompanying prospectus, and the documents incorporated by reference herein and therein. Important factors that could cause actual results to differ from those in the forward-looking statements include the risks and uncertainties arising from the risks arising from the possibility of a recession, interest rate increases, and the economic impact of United States tariff policies geopolitical conflicts including inflation, the wars in Israel and Ukraine on our Company, our collaboration partners, and on the U.S., U.K., Australia and global economies, including downturns in economic activity and capital markets, manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials and test animals as well as similar problems with our vendors and our current and any future contract research organizations (CROs) and contract manufacturing organizations (CMOs), the progress and results of the studies for CC-42344 and CDI-988 including the delay of the Phase 2a study for CC-42344 which may require us to incur substantial additional costs, the results of the studies for CC-42344 and CDI-988 and any future preclinical and clinical trials, the ability of our CROs to recruit volunteers for, and to proceed with, clinical studies, and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, general risks arising from clinical trials, receipt of regulatory approvals and changes including based on initiatives and actions taken by the Trump Administration which could, among other things, result in delays in regulatory approvals or limit access to federal funding for our programs regulatory changes, development of effective treatments and/or vaccines by competitors, including as part of the programs financed by governmental authorities and potential mutations in a virus we are targeting which may result in variants that are resistant to a product candidate we develop.. We also refer you to the Risk Factors which begin on page S-7 of this prospectus supplement and our most recent Annual Report on Form 10-K for the year ended December 31, 2024, under the caption “Item 1A – Risk Factors” of such report, and the other documents incorporated by reference into this prospectus supplement for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements. However, factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Business

Cocrystal is a clinical-stage biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. We employ unique structure-based technologies and Nobel Prize winning expertise to create antiviral drugs. These technologies are designed to efficiently deliver small molecule therapeutics that are safe, effective, and convenient to administer. We have identified promising discovery, preclinical and clinical stage antiviral compounds for unmet medical needs caused by coronavirus, influenza virus and norovirus.

The Company operates in one segment. Management uses cash flows as the primary measure to manage its business and does not segment its business for internal reporting or decision-making.

Cocrystal Technology

We are developing antiviral therapeutics that inhibit the essential viral replication function of RNA viruses causing acute and chronic viral diseases. Our goals include treating influenza virus, coronavirus, and norovirus infections by discovering and developing drug candidates targeting the viral replication process. In the case of coronavirus antiviral therapeutics, we target replication enzymes and proteases that are required for the viral replication and transcription. To discover and design these inhibitors, we use a proprietary platform comprising computational chemistry, medicinal chemistry, X-ray crystallography and our extensive know-how. We determine the structures of cocrystals containing the inhibitors bound to the enzyme or protein to guide our structure-based drug design. We also use advanced computational methods to screen and design product candidates using proprietary cocrystal structural information. In designing the candidates, we seek to anticipate and avert potential viral mutations leading to resistance. By designing and selecting drug candidates that interrupt the viral replication process and also have specific binding characteristics, we seek to develop drugs that are not only effective against both the virus and possible mutants of the virus, but which also have reduced off-target interactions that may cause undesirable clinical side effects. The successful application of our approach requires an extensive knowledge of viruses and drug targets. In addition, knowledge and experience in the fields of structural biology, and enzymology are required. We developed our proprietary structure-based drug design under the guidance of Dr. Roger Kornberg, our Chief Scientist and Chairman of both our Scientific Advisory Board and Board of Directors (the “Board”), in addition to a recipient of the Nobel Prize in Chemistry in 2006. Our drug discovery process focuses on the highly conserved regions of the viral enzymes and inhibitor-enzyme interactions at the atomic level. Additionally, we have developed proprietary chemical libraries consisting of non-nucleoside inhibitors, metal-binding inhibitors, and drug-like fragments. Our drug discovery process is different from traditional, empirical, medicinal chemistry approaches that often require iterative high-throughput compound screening and lengthy hit-to-lead processes. We will continue developing preclinical and clinical drug candidates using our proprietary drug discovery technology.

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Product Candidates

Influenza Program

We have several candidates under development for the treatment of influenza infection. CC-42344, a novel PB2 inhibitor, was selected as a preclinical lead as an oral or inhaled treatment of pandemic and seasonal influenza A. This candidate binds to a highly conserved PB2 site of influenza polymerase complex (PB1: PB2: PA) and exhibits a novel mechanism of action. CC-42344 showed excellent in vitro antiviral activity against influenza A strains, including avian pandemic strains and Tamiflu® and Xofluza® resistant strains, and has favorable pharmacokinetic and drug resistance profiles.

In addition to the oral candidate of CC-42344, inhaled CC-42344 is being developed for the potential prophylactic treatment of pandemic and seasonal influenza infections. Dry powder inhalation development and toxicology studies have been completed.

We received authorization from the United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) to conduct a Phase 2a human challenge study with oral CC-42344 as a potential treatment for pandemic and seasonal influenza A. This randomized, double-blind, placebo-controlled study is designed to evaluate the safety, tolerability, viral and clinical measurements of healthy subjects infected with the influenza A virus dosed with oral CC-42344 treatment. In May 2024 we announced the completion of enrollment of 78 subjects.

In December 2024, the Company announced plans to extend enrollment for the oral CC-42344 Phase 2a study due to an unexpectedly low influenza infection among study participants. Specifically, management determined that an extension of the study is necessary due to low infectivity rate of the challenge influenza strain used in this study, as the establishment of robust influenza infection in healthy, uninfected study subjects is critical to determine clinical endpoints for evaluating antiviral molecule, and the low infectivity obtained in this study hindered antiviral data analysis. The Company is currently in continuing discussions with the clinical research organization to address this study and determine a course forward with respect thereto, including potentially preparing a protocol amendment or a resubmission for approval by the MHRA in order to seek enrollment of additional healthy subjects infected with the influenza A virus to ensure necessary infection rates to secure sufficient data for analysis. CC-42344 has demonstrated favorable safety and tolerability profile from the Phase 2a study to date, with no SAEs and no drug-related discontinuations by study participants.

In June 2024 we reported the potential efficacy of CC-42344 against the new Texas avian flu strain from in vitro studies with the recently published genome sequence for H5N1. Using our proprietary structure-based platform technology, the Company reported a high-resolution cocrystal structure of this avian PB2 protein complexed with CC-42344 and confirmed that CC-42344 binds to its highly conserved PB2 region. The in vitro data using purified Texas avian H5N1 PB2 protein further showed in vitro affinity of CC-42344 similar to that of previous data using pandemic avian and seasonal influenza A PB proteins. In May 2025, we further demonstrated the in vitro efficacy of CC-42344 against the highly pathogenic H5N1 avian influenza A strain (A/Texas/37/2024). The data showed that CC-42344 is highly potent against the H5N1 avian influenza strain (EC50, 0.003 µM), consistent with the previous biochemical data.

We also continue developing novel broad-spectrum influenza antivirals targeting replication enzymes of pandemic and seasonal influenza A and B strains.

Norovirus and Coronavirus Programs

We developed the novel protease inhibitor CDI-988 as an oral pan-viral treatment of noroviruses and coronaviruses, including SARS-CoV-2 and its variants. CDI-988 was specifically designed and developed using our proprietary structure-based drug discovery platform technology as a broad-spectrum antiviral inhibitor to a highly conserved region in the active site of noroviruses, coronaviruses and other 3CL viral proteases. We believe CDI-988 represents a pan-viral antiviral for the treatment of viral gastroenteritis caused by noroviruses and coronaviruses, including SARS-CoV-2 and its variants.

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Oral CDI-988 is being clinically evaluated for safety, tolerability and pharmacokinetics including a food-effect cohort in healthy volunteers in a single-center, randomized, double-blind, placebo-controlled Phase 1 study being conducted in Australia. We expect that the oral CDI-988 Phase 1 data will support future norovirus and coronavirus studies.

In July 2024 we announced favorable safety and tolerability results from the single-ascending dose (SAD) cohorts of the Phase 1 study with CDI-988. Study participants in the SAD cohorts received CDI-988 in doses ranging from 100 mg to 600 mg. All participants completed the study with no discontinuations. There were no serious adverse events or severe treatment-emergent adverse events. No clinically significant observations were noted in laboratory assessments, physical exams or electrocardiograms.

In September 2024 we initiated dosing of the first subjects in the multiple-ascending dose (MAD) portion of the Phase 1 study with CDI-988. In January 2025 we reported topline results from the MAD portion of the Phase 1 study showing that CDI-988 administered at 800 mg, the highest dose tested, for 10 consecutive days was safe and well tolerated. We also announced an additional cohort for a higher dose of 1,200 mg and a shorter treatment duration of five consecutive days to further assess CDI-988’s safety, tolerability and pharmacokinetics.

In April 2025 we reported that CDI-988 exhibits broad-spectrum activity against newly circulating GII.17 norovirus strains. The highly conserved binding mode of CDI-988 was also demonstrated using the Company’s drug discovery platform technology.

Intellectual Property

Our patent portfolio consists of issued patents and pending applications in the areas primarily related to the treatment of disease associated with Influenza A, Influenza A/B, and norovirus/coronaviruses.

In our Influenza A program, our patent portfolio consists of several patent families, including two pending international (PCT) applications and two families of pending applications in the U.S. and various foreign countries.

In our Influenza A/B program, our patent portfolio consists of a number of patent families pending, variously, as international (PCT) applications and in Taiwan. Aspects of this program were developed in collaboration with Merck, which is legally protecting the intellectual property of the collaboration compounds.

In our norovirus and coronavirus programs, our patent portfolio consists of three pending families of U.S. provisional applications.

Corporate Information

Our principal executive offices are located at 19805 N. Creek Parkway, Bothell, Washington 98011 and our telephone number is (877) 262-7123. Our Internet website address is www.cocrystalpharma.com. Information contained on our corporate website does not constitute part of the prospectus supplement or the accompanying prospectus.

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The Offering

Issuer	Cocrystal Pharma, Inc.

Securities offered	We are offering 2,764,710 shares of common stock.

Offering price	$1.70 per share of common stock.

Common stock to be outstanding immediately after this offering	13,039,348 shares of common stock, which amount does not include shares of common stock underlying placement agent warrants to be issued in connection with this offering, or the private placement warrants to be issued in a concurrent private placement offering.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $4,193,056, after deducting the placement agent fees and estimated offering expenses. We intend to use the net proceeds from this offering for working capital and other general corporate purposes and as described in “Use of Proceeds” on page S-13 of this prospectus supplement.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers unregistered warrants to purchase up to an aggregate of 5,529,420 unregistered warrant shares. The unregistered warrants are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The unregistered warrants are exercisable immediately upon issuance for twenty-four months from the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the private placement warrants and have an exercise price of $1.50 per share. See “Concurrent Private Placement.”

Nasdaq Capital Market symbol	“COCP”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement, and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares common stock to be outstanding immediately after this offering is based on 10,274,638 shares of common stock outstanding as of September 12, 2025 and excludes, as of that date:

●	537,491 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $8.91 per share;

●	231,680 shares of common stock issuable upon vesting of restricted stock units; and

●	1,500,000 shares of common stock available for future grants under our 2025 Equity Incentive Plan (“Equity Plan”).

The shares of common stock above also do not include shares of common stock underlying the placement agent warrants to be issued in connection with this offering, or the private placement warrants to be issued in a concurrent private placement offering.

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RISK FACTORS

An investment in our common stock involves a substantial risk of loss. You should carefully consider the risk factors set forth below, and in our Annual Report on Form 10-K for the year ended December 31, 2024, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our common stock. The occurrence of any of these risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business

Because there is substantial doubt as to the Company’s ability to continue as a going concern, we may not be successful and our ability to continue our operations is in doubt unless we can access sufficient working capital within the timeframe needed.

The Company has limited capital and substantial accumulated deficit as of the date of this prospectus supplement. We do not have sufficient working capital and cash flows for continued operations for at least the next 12 months, which raises a risk of our potential inability to continue as a going concern. Our continued existence is dependent upon our obtaining the necessary capital to meet our expenditures, and we can provide no assurance that we will be able to raise adequate capital to meet our future working capital needs.

We have never generated revenue from product sales and all of our product candidates are currently in the preclinical and early clinical stage, and we may continue to incur significant losses for the foreseeable future and never generate revenue from product sales.

We are still in the process of researching and developing product candidates, and to-date have not completed development of, obtained regulatory approval for or commercialized any products. Because of the need to complete clinical trials, establish safety and efficacy and obtain regulatory approval, which is an expensive and time-consuming process, we do not anticipate generating revenue from product sales for at least four years and will continue to sustain considerable losses. We may develop a partnership that could generate income sooner, but there is no guarantee that will be achievable.

We had an accumulated deficit of $337,774,000 from inception through June 30, 2025 and expect to continue losing money in the future. We may never achieve income from operations or have positive cash flow from operations.

As an early-stage drug development company, our focus is on developing product candidates, obtaining regulatory approvals and commercializing pharmaceutical products. As a result, we have accumulated losses of $337,774,000 from inception through June 30, 2025, expect losses to continue, and have never generated revenue from product sales. We will need to raise additional capital in the near future to fund our operations and research and development programs for the next 12 months. There can be no assurance that we will ever generate income from operations or have positive cash flow from operations.

Because early-stage drug development requires major capital investment and is subject to various challenges, as we continue to incur operating losses, we will need to raise additional capital or form strategic partnerships to support our research and development activities in the future, which activities may not result in the results desired or further our business.

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We are still in the early stages of preclinical and clinical development of our product candidates and have no products approved for commercial sale or presently in clinical trials. However, our ability to conduct clinical trials in a cost-effective manner and within the desired timeframes remains subject to uncertainties, supply chain shortages, and potential difficulties in obtaining adequate participant enrollments, infection rates or other study criteria. For example, in December 2024, the Company announced plans to extend enrollment for the oral CDI-42344 Phase 2a study due to unexpectedly low influenza infection among study participants. Specifically, management determined that the low infectivity obtained in this study hindered antiviral data analysis. The Company is currently in continuing discussions with the CRO to address this study and determine a course forward with respect thereto, including potentially by preparing a protocol amendment for approval by the United Kingdom MHRA in order to seek to extend enrollment in this study and to ensure necessary infection rates among enrolled study subjects in the study. While we cannot predict the ultimate outcome of these developments, we expect that we will need to incur additional expenses to proceed with trial and obtain data that can be used to continue our development of our CDI-42344 Influenza candidate, which development will also be delayed as a result. Further, our investments in the initial Phase 2a trial process could prove to be all or partially lost as a result. These and other challenges or events that may arise in the future with respect to our research and development efforts could materially adversely effect our operations and financial position, cause reputational harm or damage our relationships with key or prospective collaborators or have other adverse consequences on us and our business.

Further, developing pharmaceutical products, including conducting preclinical studies and clinical trials, is capital-intensive. As a rule, research and development expenses increase substantially as we advance our product candidates toward clinical programs. As we seek to advance our products through clinical trials, we will need to raise additional capital to support our operations and/or form partnerships, in addition to our existing collaborative alliances, which may give substantial rights to a partner. Such funding or partnerships may not be available to us on acceptable terms, or at all. Moreover, any future financing may be very dilutive to our existing stockholders.

As we move lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, we have and we will be required to file an investigational new drug application (IND) or its equivalent in foreign countries, and as we conduct clinical development of product candidates, we may have adverse results that may cause us to consume additional capital. Our partners may not elect to pursue the development and commercialization of our product candidates subject to our respective agreements with them. These events may increase our development costs more than we expect. We may need to raise additional capital or otherwise obtain funding through strategic alliances if we initiate clinical trials for new product candidates other than programs currently partnered. We will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.

In securing additional financing, such additional fundraising efforts may divert our management’s attention from our day-to-day activities, which may adversely affect our ability to develop and commercialize product candidates. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we cannot raise additional capital when required or on acceptable terms, we may be required to:

●	accept terms that restrict our ability to issue securities, incur indebtedness, or otherwise raise capital in the future, or restrict our ability to pay dividends or engage in acquisitions;

●	significantly delay, scale back or discontinue the development or commercialization of any product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or

●	relinquish or license on unfavorable terms, our rights to technologies or any product candidates we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects or may render the Company unable to continue operations.

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Our programs are in the early clinical stage and we face significant competition from major companies who have developed vaccines or treatments. If we fail to gain market share because our competitors develop and successfully commercialize effective vaccines or therapies or if we fail to obtain or maintain FDA authorization or to otherwise account for uncertainties surrounding the virus, our business and future prospects could be materially and adversely affected.

We have committed substantial financial and other resources to our influenza A, norovirus and coronaviruses programs. While the approval or authorization of certain of these competitive offerings are limited to specified circumstances or patients, given the uncertainties in our ability to fully develop a viable therapeutic product, the substantial amount of time and resources that would be necessary to complete development and obtain regulatory approval, and the growing number of competitive offerings, we may ultimately be unable to produce a product that is commercially viable or is able to generate material revenue.

Even if we do obtain FDA authorization for a therapeutic product, the FDA may subsequently rescind or limit such authorization as more information about the product, including its efficacy and side effects, becomes available. Further, this virus is highly mutative and a number of variants have already arisen, and any treatment we are able to develop and commercialize will therefore remain subject to the risk that a mutation will occur that produces a strain or strains of the virus to which such treatment has a diminished effect or is ineffective. For example, newer variants of the virus can be more resistant to treatments that were effective against prior variants of the virus. If we do develop a treatment that is effective against a current variant, a later variant may arise that reduces or eliminates the product’s efficacy before we are able to commercialize it. Further, if this occurs, one or more competitors’ products may be more effective against new variants than ours, resulting in a diminished market for our products. If we are unable to timely advance our programs, or if we fail to gain or maintain a market share as a result of our competitors developing and successfully commercializing vaccines and effective therapies more quickly than we do, our business and future prospects could be materially and adversely affected.

Risks Related to This Offering and Our Common Stock

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

Due to factors beyond our control, our common stock price may be volatile, or may decline regardless of our operating performance, and you may not be able to resell your shares.

The market price of our common stock will depend on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time-to-time;

●	due to external factors such as geopolitical turmoil, a possible recession, inflation or other events, including the conflicts in Ukraine and Israel or other unknown hostilities, investors may sell our common stock to meet margin calls on other stocks or as the result of economic disruptions;

●	volatility in the market prices and trading volumes of biotechnology stocks generally, or those in our peer group in particular;

●	changes in operating performance and stock market valuations of other biotechnology companies generally, or those in our industry in particular;

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●	sales of shares of our stock by us or our stockholders;

●	the failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcement of a future reverse split or our failure to obtain stockholder approval for a reverse split;

●	announcements by us or our competitors of new novel medicines;

●	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles; and

●	any significant change in our management.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Any litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Although our common stock is listed on The Nasdaq Capital Market, we are subject to a risk that Nasdaq will delist our common stock or subject us to additional trading restrictions, which could limit investors’ ability to make transactions in our securities.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), a national securities exchange. Nasdaq rules require us to meet certain requirements for continued listing including our stock price and number of public stockholders, and we may in the future fail to comply with these requirements. For example, in November 2021 we were notified by Nasdaq that we are not compliant with its closing bid price requirement because the closing bid price of our common stock was below $1.00 per share for 30 consecutive trading days. In order to regain compliance with the Nasdaq minimum bid requirement, we effected a 1-for-12 reverse stock split by amending our Certificate of Incorporation on October 11, 2022. Further, previously in December 2019 and again in November 2020, we received notice of failure to comply with the Nasdaq minimum bid price although were able to regain compliance without effecting a reverse stock split in those instances.

In addition, a new Nasdaq rule recently took effect which precludes listed issuers that have already effected a reverse split within the prior one-year period from receiving a grace period for bid price deficiencies. Prior to the rule taking effect, such issuers would generally be eligible to receive 180-day grace period to cure a bid price deficiency (plus the potential for an additional 180-day extension at the end of such initial grace period) to regain compliance with the minimum bid price requirement. Additionally, the new Nasdaq rule also provides that a reverse split cannot be used to cure a bid price deficiency if there have been two or more reverse splits within a two-year period and the combined ratios of such reverse splits are 250:1 or greater. These new rules may make it difficult to cure a bid price deficiency if the timing and circumstances are such that we cannot obtain a grace period or otherwise take the necessary actions and obtain the required approvals to effect a reverse split before a bid price deficiency occurs.

S-10

If our common stock is delisted from The Nasdaq Capital Market for failure to meet its continued listing requirements, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;

●	reduced liquidity with respect to our common stock;

●	a determination that our shares of common stock are a “penny stock” which will require broker-dealers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for the Company; and

●	a limited ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock is listed on Nasdaq, our common stock is a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities. In many states, we would not meet the merit review standards which are applied to public offerings.

Future sales of our common stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

Because of central bank actions to combat inflation, the imposition and threat of tariffs and geopolitical conflicts, and other major events, the effect on the capital markets and the economy is uncertain, and we may have to deal with a recessionary economy and economic uncertainty including possible material adverse effects upon our business.

Following President Trump’s inauguration in January 2025, certain trends and events have begun to unfold which appear to be affecting the global and United States capital markets and economies, including the continued high central bank interest rates, the imposition and threat of tariffs, trade wars among nations and ongoing geopolitical conflicts, and uncertain capital markets with volatility in the capital markets which persists this far in 2025. The duration of these events and their impact are at best uncertain, and their continuation may result in negative consequences on the U.S. or global economies. The impact of United States tariff policies and the uncertainty of the tariff litigation could lead to renewed inflation as very recently inflation has begun to slowly increase. Rising prices from tariffs could cause an increase in inflation. In the meantime, uncertainty in the markets and concerning the state and prospects for the U.S. and global economies and capital markets in the near term remains and has amplified due to the factors described above. If inflation does not fall low enough and/or the Federal Reserve declines to reduce interest rates in the near term, or tariffs imposed or threatened by President Trump are counteracted by retaliatory tariffs imposed by other countries or otherwise adversely impact the economy, the result could be tipping the U.S. economy into a recession. In the wake of these events, the U.S. and global capital markets have demonstrated substantial volatility thus far in 2025, as many investors consider economic outlooks to be uncertain and consider the risk of a recession and a decline in the marketplace to be increasingly probable or imminent. Ultimately the economy may turn into a recession with uncertain and potentially severe impacts upon the public capital markets and us. Among the potential consequences could be a substantial decline in stock prices including ours, a reduction in demand for securities of public companies (which may be more prevalent for smaller companies such as us) and more difficulty for us to raise capital we need and accessing capital on favorable terms or at all as a result. These and related consequences could also impact our vendors which could have negative impacts on us and our research programs. We cannot predict how this will affect our business, but the impact may be material and adverse.

S-11

Our common stock price may be volatile, or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchased them in this offering.

The market price of our common stock following your purchase of the shares in this offering will depend on a number of factors, many of which are beyond our control and may not be related to our operating performance. Our stock price and trading has demonstrated volatility in prior periods, presenting uncertainty for investors seeking to sell our shares in the future. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid.

In addition, with limited exceptions, our common stock has not been actively traded. An active market for our common stock may not be sustained. Accordingly, investors may experience difficulty is selling their shares of common stock at or above the price they paid for them or in the volumes and at the times desired.

Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time-to-time;

●	due to external factors such as geopolitical turmoil, inflation, economic downturns or other events, including the Russian invasion of Ukraine or other unknown hostilities, investors may sell our common stock to meet margin calls on other stocks or as the result of economic disruptions;

●	volatility in the market prices and trading volumes of biotechnology stocks generally, or those in our peer group in particular;

●	changes in operating performance and stock market valuations of other biotechnology companies generally, or those in our industry in particular;

●	sales of shares of our stock by us or our stockholders;

●	the failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcement of a future reverse split or our failure to obtain stockholder approval for a reverse split;

●	announcements by us or our competitors of new novel medicines;

●	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth in any of our significant markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Any litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

S-12

If you purchase shares in this offering, you could suffer immediate and substantial dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

To the extent the offering price per share of our common stock is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” at page S-13. In addition, we have stock options, restricted stock units and warrants outstanding that are exercisable into common stock or otherwise provide for the issuance of shares of our common stock in the future. To the extent that such outstanding securities are exercised into shares of our common stock, investors purchasing our securities in this offering may experience further dilution.

Future sales of our common stock, or the perception that such sales may occur, could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4,193,056, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes and the continued development of novel medicines for use in the treatment of human viral diseases.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of June 30, 2025 was approximately $3,788,000, or $0.37 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025.

After giving effect to the issuance and sale in this offering of a total of 2,764,710 shares of our common stock and after deducting placement agent fees and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2025 would have been $7,981,056, or approximately $0.62 per share of our common stock. This represents an immediate increase in net tangible book value of $0.24 per share of our common stock to our existing stockholders and an immediate dilution of $1.08 per share to purchasers of common stock in this offering:

The following table illustrates this per share dilution:

Offering price per share		$1.70

Net tangible book value per share as of June 30, 2025	$0.37

Increase in net tangible book value per share attributable to new investors this offering	$0.24

As adjusted net tangible book value per share after giving effect to this offering		$0.62

Dilution in net tangible book value per share to new investors in this offering		$1.08

S-13

The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of June 30, 2025, which was 10,173,790, and excludes as of such date:

●	537,491 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $8.91 per share;

●	231,680 shares of common stock issuable upon vesting of restricted stock units; and

●	1,500,000 shares of common stock available for future grants under our Equity Plan.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors.

The table and amounts above do not give effect to issuance of 207,353 placement agent warrants to the placement agent as compensation for this offering. See “Plan of Distribution.” In addition, the table and amounts above also do not give effect to the issuance of 5,529,420 private placement warrants in the concurrent private placement offering.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock. See “Description of Capital Stock” on page 2 of the accompanying prospectus for a description of the material terms of our common stock.

CONCURRENT PRIVATE PLACEMENT

In the concurrent private placement, we are selling unregistered warrants to purchase up to an aggregate of 5,529,420 shares of our common stock. Each unregistered warrant will be exercisable for one share of our common stock at an exercise price of $1.50 per share, will be immediately exercisable upon issuance and will expire twenty-four months from the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the unregistered warrants.

The unregistered warrants and unregistered warrant shares issuable upon the exercise of the unregistered warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The unregistered warrants and unregistered warrant shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Accordingly, the investors in the concurrent private placement may exercise the unregistered warrants and sell the unregistered warrant shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the unregistered warrant shares, or no current prospectus available for such shares, the investors may exercise the unregistered warrants by means of a “cashless exercise.”

If a Fundamental Transaction (as defined in the unregistered warrant) occurs, then, upon any subsequent exercise of the unregistered warrant, the holder shall have the right to receive, for each unregistered warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction. In addition, in the event of a Fundamental Transaction which is approved by our board of directors, the holders of the unregistered warrants have the right to require us or a successor entity to redeem the unregistered warrant for cash in the amount of the Black-Scholes Value (as defined in the unregistered warrant) of the unexercised portion of the unregistered warrant on the date of the consummation of the Fundamental Transaction. In the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by our board of directors, the holders of the unregistered warrants have the right to require us or a successor entity to redeem the unregistered warrant for the consideration paid in the Fundamental Transaction in the amount of the Black-Scholes Value of the unexercised portion of the unregistered warrant on the date of the consummation of the Fundamental Transaction.

S-14

A holder of unregistered warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Except as otherwise provided in the unregistered warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the unregistered warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their unregistered warrants, as applicable.

The unregistered warrants are not and will not be listed for trading on any national securities exchange.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any shares of common stock offered by us in this offering, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with the institutional investors who have agreed to purchase shares of common stock in this offering. We will only sell shares of common stock in this offering to investors who have entered into securities purchase agreements.

Delivery of the shares of common stock offered hereby is expected to take place on or about September 15, 2025, subject to satisfaction of certain closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the Placement Agent in connection with the sale of the shares of common stock pursuant to this prospectus supplement.

	Per Share	Total
Offering price	$1.70	$4,700,007
Placement agent fees (1)	$0.119	$329,001
Proceeds, before expenses, to us	$1.581	$4,371,006

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. In addition, we have agreed to pay the placement agent a management fee of 1.0% of the aggregate gross proceeds raised in this offering. We will also pay the Placement Agent $35,000 for non-accountable expenses, up to $50,000 for the Placement Agent’s legal fees and expenses and $15,950 for clearing expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $30,000. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4,193,056.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, warrants to purchase 7.5% of the number of shares of our common stock sold in this offering, or warrants to purchase up to 207,353 shares of our common stock. Such warrants will have substantially the same terms as the warrants being issued in the private placement, except that the Placement Agent’s warrants will have a term of exercise equal to the earlier of (i) twenty-four months from the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the private placement warrants and (ii) five (5) years from the commencement of the sales in this offering, and will have an exercise price equal to 125% of the offering price per share, or $2.125 per share. Neither the Placement Agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby.

S-15

Right of First Refusal

We have also granted the Placement Agent a right of first refusal to act as the sole book-running manager, underwriter or placement agent, as applicable, for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries from the date hereof until the 12-month anniversary following consummation of this offering.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to both the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the Placement Agent provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement with the Placement Agent.

Subsequent Equity Sales

We also have agreed for a period of 30 days following the closing of the offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. We have also agreed for one year following the closing date to not issue any shares of common stock or common stock equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services. The Placement Agent acted as our exclusive sales agent and placement agent in connection with our at-the-market offering agreement, for which it received compensation.

S-16

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent and Registrar

Our stock transfer agent and registrar is Equity Stock Transfer.

Trading Market

Our common stock is traded on The Nasdaq Capital Market under the symbol “COCP.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

LEGAL MATTERS

Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida, will pass upon certain legal matters relating to this offering. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the placement agent in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the reports of Weinberg & Company, P.A., an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024), incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Cocrystal at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at our website, www.cocrystalpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the SEC under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

S-17

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. Any information that we incorporate by reference is considered part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

●	Our current reports on Form 8-K filed on April 1, 2025, April 8, 2025, June 18, 2025 and July 1, 2025 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item); and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed under Section 12(b) of the Exchange Act on March 9, 2018, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, Washington 98011

Telephone number: (877) 262-7123

S-18

PROSPECTUS

$150,000,000

Cocrystal Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Units

Cocrystal Pharma, Inc. (“Cocrystal,” the “Company,” “we,” “our,” or “us”) intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $150,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on The Nasdaq Capital Market under the symbol “COCP.” On May 8, 2023, the last reported sales price of our common stock on The Nasdaq Capital Market was $2.76 per share, 7,744,500 shares of our outstanding common stock were held by non-affiliates (our “public float”), and the aggregate market value of our public float based on the aforementioned price was $21,374,820. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million, in each case calculated in accordance with such instruction. If the aggregate market value of our common stock computed pursuant to such instruction equals or exceeds $75 million subsequent to the effective date of this Registration Statement, then the one-third limitation on sales specified therein shall not apply to additional sales made pursuant to this Registration Statement on or subsequent to such date, and instead this Registration Statement shall be considered filed pursuant to General Instruction I.B.1. of Form S-3.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2023

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Cocrystal,” “we,” “us,” and “our” refer to Cocrystal Pharma, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. We employ unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. We have identified promising preclinical and early clinical stage antiviral compounds for unmet medical needs including influenza, Hepatitis C virus, coronavirus, and norovirus infections.

Corporate Information

Our principal executive offices are located at 19805 N. Creek Parkway, Bothell, WA 98011 and our telephone number is (877) 262-7123. Our Internet website address is www.cocrystalpharma.com. The information on our website is not incorporated into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

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The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 29, 2023, as well as the risks, uncertainties and additional information (i) set forth in our reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

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As of May 8, 2023, we had 10,173,790 shares of common stock outstanding. In addition, as of that date, there were 363,000 shares underlying our outstanding warrants and stock options.

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. As the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our shareholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of common stock or any combination of such securities.

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Transfer Agent

We have appointed Equity Stock Transfer as our transfer agent. Their contact information is: 237 West 37th Street, Suite 602, New York, New York 10018, phone number (212) 575-5757.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). Our Certificate of Incorporation and Bylaws do not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore we are subject to the anti-takeover statute.

Issuance of “Blank Check” Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our Company.

Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

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Special Shareholder Meetings and Action by Written Consent

Under our Bylaws, special meetings of the shareholders shall be held when directed by (i) the Board of Directors, or (ii) when requested in writing by the holders of not less than 20 percent of all the shares entitled to vote at the meeting. Our Bylaws do not permit meetings of shareholders to be called by any other person. This could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our management.

Indemnification of Directors and Officers.

Section 145(a) of the DGCL, which Cocrystal is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by Cocrystal only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. We have entered into Indemnification Agreements with each director and executive officer.

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Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of Cocrystal’s Certificate of Incorporation provides that directors and officers of the Company, and any persons serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified to the fullest extent permitted by the DGCL.

Cocrystal carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to Cocrystal and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Cocrystal has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Governing Law and Forum Selection

Article 12 of Cocrystal’s Certificate of Incorporation and Article XI, Section 1 of Cocrystal’s Bylaws provide that the internal affairs of the Company shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles, and that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine. These provisions have the effect of requiring parties bringing actions concerning the Company’s internal affairs, including actions brought by the Company’s shareholders, to litigate such matters in the Delaware Court of Chancery, to the extent such exclusive jurisdiction is permitted under applicable law. As such, shareholders of the Company seeking to bring a claim regarding the internal affairs of the Company may be subject to increased costs associated with litigating in Delaware as opposed to their home state or other forum, precluded from bringing such a claim in a forum they otherwise consider to be more favorable, and discouraged from bringing such claims as a result of the foregoing or other factors related to forum selection. These provisions do not provide the Delaware Court of Chancery with jurisdiction over matters for which federal courts have exclusive jurisdiction, such as suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder.

Further, Article XI, Section 2 of Cocrystal’s Bylaws provides that the United States federal courts with exclusive jurisdiction over claims brought under the Securities Act. The effect of this provision is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal and state courts would otherwise have concurrent jurisdiction over such a matter. Additionally, Article XI, Section 3 of Cocrystal’s Bylaws provides for the United States District Court for the District of Delaware as the exclusive venue for any cause of action under either the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), meaning such federal court is the only court in which such a case may be brought and heard.

Additionally, Section 22 of the Securities Act provides that state and federal courts have concurrent jurisdiction over claims to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. As such, there is some uncertainty as to the effect that the foregoing provisions of Cocrystal’s Certificate of Incorporation and Bylaws would have when a claim under the DGCL is combined with a claim under the Securities Act, and in such a case those provisions may cause the DGCL claim and the Securities Act claim to be separated between the courts having jurisdiction over the respective claims, or alternatively it may cause the DGCL claim and the Securities Act claim to be consolidated in the Delaware Court of Chancery.

The Delaware Supreme Court has upheld a charter provision designating federal courts as the exclusive forum for actions brought under the Securities Act. Further, based on a decision by the United States Court of Appeals for the Seventh Circuit, the Company believes that the foregoing provisions will effect a claim made under the DGCL that is combined with a claim made under the Exchange Act by causing the DGCL claim and the Exchange Act claim to be separated between the courts having jurisdiction over the respective claims. However, because the case in question was decided by the Seventh Circuit, its ruling is not necessarily binding on federal or state courts sitting in Delaware, and we cannot assure you that other courts will rule the same way with respect to claims brought under the Exchange Act.

Because the foregoing provisions of our Certificate of Incorporation and Bylaws may have the effect of severing certain causes of action between federal and state courts, shareholders seeking to assert such claims face the risk of increased litigation expenses arising from litigating multiple related claims in two separate courts, and shareholders may be discouraged from bringing all or some of these claims as a result. Notwithstanding the foregoing, the Company’s shareholders will not be deemed to have waived the Company’s compliance obligations with respect to the federal securities laws, including the Exchange Act and the Securities Act, or the rules and regulations promulgated thereunder.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;

●	directly to purchasers;

●	in a rights offering;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

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●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to brokers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on The Nasdaq Capital Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

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Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Weinberg & Company.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

●	Our annual report on Form 10-K for the year ended December 31, 2022 filed on March 29, 2023; and

●	Our quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed on May 15, 2023; and

●	Our definitive proxy statement on Schedule 14A filed on April 28, 2023; and

●	Our current reports on Form 8-K filed on April 4, 2023, April 10, 2023, and April 24, 2023 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item); and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed under Section 12(b) of the Exchange Act on March 9, 2018, as amended in Exhibit 4.1 to the Company’s Annual Report on For 10-K filed on March 27, 2020, and any subsequent amendment or report filed for the purpose of amending such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Cocrystal at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.cocrystalpharma.com.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

19805 N. Creek Parkway

Bothell, WA 98011

(877) 262-7123

11

2,764,710 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 12, 2025